Exhibit 10.13

STOCK-SETTLED STOCK APPRECIATION RIGHT AGREEMENT
1.Grant of SSARs. World Fuel Services Corporation, a Florida corporation (the “Company”) has awarded to [●] (the “Participant”), effective as of March 31, 2017 (the “Grant Date”) [●] performance-based stock settled stock appreciation rights (the “SSARs”). The SSARs have been granted under the Company’s 2016 Omnibus Plan (the “Plan”), which is incorporated herein for all purposes, and the grant of the SSARs shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Plan. The SSARs entitle the Participant to convert the SSARs into, and to receive, shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), the aggregate Fair Market Value of which is equal to the product of: (A) the number of SSARs granted pursuant to this Agreement and that become vested pursuant to Section 3 hereof, multiplied by (B) the excess of (i) the Fair Market Value of one share of the Common Stock on the date or dates upon which the Participant converts the vested SSARs to Common Stock, over (ii) the Conversion Price. As a condition to entering into this Agreement, and as a condition to the issuance of any shares of Common Stock (or any other securities of the Company), the Participant agrees to be bound by all of the terms and conditions set forth in this Agreement and in the Plan.
2.Definitions. Capitalized terms and phrases used in this Agreement shall have the meaning set forth below. Capitalized terms used herein and not defined in this Agreement shall have the meaning set forth in the Plan. Notwithstanding the foregoing, the definitions of “Cause”, “Disability” and “Good Reason” shall have the meanings set forth in the Employment Arrangement (as defined below).
(a)    “Committee” means the Compensation Committee of the Board of Directors of the Company.
(b)    “Conversion Price” means $36.25, subject to adjustments as provided in Section 4 hereof or pursuant to the Plan.
(c)    “Determination Date” means the date as soon as reasonably practicable following the date on which the Company’s audited financial statements with respect to fiscal year 2017 are available on which the Committee determines whether the Initial Hurdle and Performance Goal have been achieved.
(d)    “Earned SSARs” means the SSARs that are considered to be earned if the Initial Hurdle and Performance Goal have been achieved, as determined in accordance with Section 3(a) or 3(b) hereof.
(e)    “Employment Arrangement” means any employment agreement or individual severance agreement by and between the Company and the Participant, or severance plan maintained by the Company in which the Participant participates as of the Grant Date, in each case, as in effect on the Grant Date.
(f)    “Expiration Date” means the fifth anniversary of the Grant Date.
(g)    “Initial Hurdle” means the specific written objective goal set forth on Schedule A, which is based on the criteria set forth in Section 3.2(b) of the Plan that are timely approved by the Committee pursuant to Section 3.2(b) of the Plan for the Participant for the Performance Period.
(h)    Measurement Period” means the one-year period from January 1, 2017 through December 31, 2017.
(i)    “Performance Goal” means the goal set forth on Schedule A, the achievement of which determines whether any SSARs shall become Earned SSARs.

(j)    “Performance Period” means the 2017 fiscal year with respect to which the Initial Hurdle is set by the Committee.
(k)    “Termination Date” means the date on which the Participant is no longer an employee of the Company or any Subsidiary.
3.Vesting and Forfeiture of Shares of Common Stock.
(a)    Subject to the provisions of this Section 3, the Earned SSARs shall be determined by the Committee first based on the achievement of the Initial Hurdle during the Performance Period and second based on the achievement of the Performance Goal during the Measurement Period, in each case, pursuant to Schedule A. If the Initial Hurdle is not satisfied, all of the SSARs will be forfeited immediately, other than as set forth in this Section 3. The Committee retains the sole and plenary discretion to make any adjustment permitted by the Plan or to reduce or eliminate the number of Earned SSARs in accordance with the terms of the Plan for any reason deemed appropriate by the Committee, even if the Initial Hurdle has been attained and without regard to the Employment Arrangement or any other similar agreement between the Company and the Participant.
(b)    If the Initial Hurdle is satisfied as certified by the Committee, but the Performance Goal is not satisfied, all the SSARs will be forfeited immediately, other than as set forth in this Section 3 or as otherwise determined by the Committee. If the Initial Hurdle is satisfied as certified by the Committee, and the Committee determines that the Performance Goal has been satisfied, the Earned SSARs shall become vested on the third anniversary of the Grant Date (the “Vesting Date”); provided that, except as otherwise provided in this Section 3, the Participant’s employment with the Company continues through and until the Vesting Date.
(c)    The vesting of the SSARs, Earned SSARs or Acquirer SSARs (as defined below), as applicable, shall be accelerated if and to the extent provided in this Section 3(c):
(i)    Change of Control. (A) Except as otherwise determined by the Company as set forth in Section 3(c)(i)(B) hereof, in the event that a Change of Control occurs while the Participant is employed by the Company or any Subsidiary, and (x) prior to the Determination Date, the Participant shall immediately become fully vested and nonforfeitable upon the Change of Control in the SSARs assuming the Initial Hurdle and the Performance Goal have been satisfied, or (y) on or following the Determination Date, in the Earned SSARs.
(A)    Notwithstanding Section 3(c)(i)(A) hereof, if in the event of a Change of Control the Company determines that the successor company shall assume or substitute the SSARs or Earned SSARs (as applicable) as of the date of the Change of Control, then the vesting of the SSARs or Earned SSARs (as applicable) that are assumed or substituted shall not be so accelerated as a result of such Change of Control; provided, however, that, if the Change of Control occurs prior to the Determination Date, the SSARs that are so assumed or substituted shall no longer be subject to the Initial Hurdle or the Performance Goal and, instead the SSARs shall convert to service-based stock appreciation rights as of the Change of Control assuming the Initial Hurdle and the Performance Goal have been satisfied. For this purpose, the SSARs or Earned SSARs (as applicable) shall be considered assumed or substituted only if (1) the SSARs or Earned SSARs (as applicable) that are assumed or substituted vest at the time that such SSARs or Earned SSARs (as applicable) would vest pursuant to this Agreement (based solely on continued service) and (2) immediately following the Change of Control, the SSARs or Earned SSARs (as applicable) confer the right to receive for each unvested SSAR or Earned SSAR (as applicable) held immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received by holders of shares of Common Stock in the transaction constituting a Change of Control for each share of Common Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company or its parent or subsidiary, the Company may provide that the consideration to be received upon the vesting of any SSARs or Earned SSARs (as applicable) will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change of Control. The determinations of (1) whether the SSARs or Earned SSARs (as applicable) shall be assumed or substituted in accordance with this Section 3(c)(i)(B) or shall accelerate vesting in accordance with Section 3(c)(i)(A) hereof and (2) in the event that this Section 3(c)(i)(B) is applicable, such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determinations shall be conclusive and binding. The award resulting from the assumption or substitution of the SSARs or Earned SSARs (as applicable) by the successor company shall, except as otherwise provided in this Section 3(c), continue to vest after the Change of Control transaction based solely on the Participant’s continued employment with the successor company and its affiliates through the Vesting Date, and shall be referred to hereafter as the “Acquirer SSARs”.
(ii)    Death and Disability. In the event that the Participant’s employment with the Company and its Subsidiaries is terminated due to the Participant’s death or Disability (A) prior to a Change of Control and prior to the Determination Date, the Participant shall immediately vest on the Termination Date in the number of SSARs pro rated in accordance with Section 3(f) hereof, assuming the Initial Hurdle and Performance Goal have been satisfied, (B) prior to a Change of Control and on or following the Determination Date, the Participant shall immediately vest on the Termination Date in the number of Earned SSARs, if any, pro rated in accordance with Section 3(f) hereof, or (C) on or following a Change of Control, the Participant shall immediately vest on the Termination Date in all outstanding Acquirer SSARs.
(iii)    Termination without Cause or for Good Reason. (A) In the event that the Participant’s employment with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries without Cause or, if applicable, by the Participant for Good Reason (1) prior to a Change of Control and prior to the Determination Date, the Participant shall become vested on the Determination Date in the number of SSARs, if any, determined by the Committee following the end of the Measurement Period and Performance Period based on the extent to which the Initial Hurdle and Performance Goal have been achieved and pro rated in accordance with Section 3(f) hereof, (2) prior to a Change of Control and on or following the Determination Date, the Participant shall immediately vest upon the Termination Date in the number of Earned SSARs pro rated in accordance with Section 3(f) hereof or (3) on or following a Change of Control, the Participant shall immediately vest upon the Termination Date in all outstanding Acquirer SSARs. Notwithstanding the foregoing sentence, in the event that a Change of Control occurs prior to the Determination Date but following the date that the Participant’s employment is terminated by the Company and its Subsidiaries without Cause or, if applicable, by the Participant for Good Reason pursuant to Section 3(c)(iii)(A)(1), the number of SSARs shall be determined by the Committee in accordance with Section 3(c)(i) hereof, and the Participant shall immediately vest upon the Change of Control in a pro-rated portion of such SSARs determined in accordance with Section 3(f) hereof.
(A)    Notwithstanding the foregoing, the vesting set forth in Section 3(c)(iii)(A) hereof shall not occur and the SSARs or Earned SSARs (as applicable) shall be forfeited if the Participant (1) engages in conduct prior to the Vesting Date that constitutes a breach of the Participant’s covenants under the Employment Arrangement or under this Agreement with respect to unfair competition, non-competition, non-solicitation, non-disparagement or cooperation or (2) to the extent a release is contemplated by the Employment Arrangement, fails to execute a full general release of all claims in favor of the Company and its affiliates as contemplated by such Employment Arrangement. Nothing in this Section 3 or this Agreement shall be deemed to limit or modify the non-competition, confidentiality or non-solicitation restrictions to which the Participant is already subject, which restrictions shall continue to be separately enforceable in accordance with their terms.
(d)    Other Terminations of Employment. In the event that the Participant’s employment with the Company and its Subsidiaries is terminated prior to the Vesting Date for any reason other than the Participant’s death or Disability, by the Company and its Subsidiaries without Cause or by the Participant for Good Reason, the Participant shall immediately forfeit all the SSARs, Earned SSARs or Acquirer SSARs (as applicable) on the Termination Date.
(e)    Transfers of Employment. Termination of employment with the Company (or, if applicable, the successor company) to accept immediate re-employment with a Subsidiary, or vice-versa, or termination of employment with a Subsidiary to accept immediate re-employment with a different Subsidiary, shall not be deemed termination of employment for purposes of this Section 3.
(f)    Pro-Ration of SSARs. For purposes of clauses (c)(ii) and (c)(iii), the pro-rated portion of the SSARs or Earned SSARs (as applicable) shall be calculated by multiplying, as applicable, the number of SSARs granted pursuant to this Agreement or the number of Earned SSARs, if the Committee determines that the Initial Hurdle and Performance Goal have been achieved, by a fraction, the numerator of which shall be the number of days that have elapsed between the Grant Date and the Termination Date and the denominator of which shall be 1096, and the remaining portion of such SSARs, if any, shall be forfeited.
(g)    The Participant expressly acknowledges that the terms of this Section 3 shall supersede any inconsistent provisions in the Employment Arrangements or any similar agreement between the Participant and the Company or any Subsidiary.
4.Adjustment. The number of SSARs or Earned SSARs (as applicable) and/or the Conversion Price are subject to adjustment by the Committee in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or the payment of a stock dividend on Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt or payment of consideration by the Company.
5.Substitution of SSARs. The Committee shall have the authority to substitute, without receiving the Participant’s permission, options to purchase Common Stock for the SSARs or Earned SSARs (as applicable) in the event that the Committee determines, in its sole discretion, that such substitution is necessary or desirable based on legal, tax and/or accounting requirements applicable to the Company or the Participant; provided that (i) the vesting and expiration terms of any such substituted option shall be the same as set forth in this Agreement, (ii) the exercise price of any such substituted option shall be equal to the Conversion Price (as may be adjusted in accordance with Section 4 hereof), and (iii) the exercisability and transferability of any such substituted option shall be consistent with the Plan and this Agreement and in compliance with applicable law; and provided further, that the Committee also shall have the ability to revert, without receiving the Participant’s permission, any unvested substituted options to purchase Common Stock back to equivalent SSARs or Earned SSARs (as applicable), in the event that the Committee determines, in its sole discretion, that such reversion is necessary or desirable based on legal, tax and/or accounting requirements applicable to the Company or the Participant.

6.Termination of SSARs.
(a)    Any SSARs, Earned SSARs or Acquirer SSARs (as applicable) that have not previously been exercised or forfeited shall immediately terminate on the Expiration Date and be of no further force or effect.
(b)    In the event that the Participant’s employment with the Company or any Subsidiary is terminated by the Company or a Subsidiary for Cause or, if applicable, by the Participant without Good Reason, (i) the Participant immediately shall forfeit all rights to convert any SSARs, Earned SSARs or Acquirer SSARs (as applicable) (or exercise any substituted options), which have not vested prior to the Termination Date, and (ii) the Participant’s SSARs, Earned SSARs or Acquirer SSARs (as applicable) (and any substituted options) which vested prior to the Termination Date shall continue to be convertible into Common Stock (or exercisable if substituted options) until the earlier of: (x) three (3) months after the Termination Date, or (y) the Expiration Date. Any vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) (or substituted options) that are not converted or exercised during the period set forth in the preceding sentence shall immediately terminate and be of no further force or effect as of the end of that period.
(c)    In the event that the Participant’s employment with the Company and its Subsidiaries is terminated for any reason other than by the Company or a Subsidiary for Cause or, if applicable, by the Participant without Good Reason, the SSARs, Earned SSARs or Acquirer SSARs (as applicable) (or any substituted options), if any, that then are or subsequently become vested shall be convertible into Common Stock (or exercisable if substituted options) until the earlier of: (x) one (1) year after the Termination Date, or (y) the Expiration Date. Any vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) (or substituted options) which are not converted or exercised during the period set forth in the preceding sentence automatically shall immediately terminate and be of no further force or effect as of the end of that period. Any vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) (or substituted options) that are not converted or exercised during the period set forth in the preceding sentence automatically shall immediately terminate and be of no further force or effect as of the end of that period.
7.Persons Eligible to Convert SSARs. The vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) shall be convertible into Common Stock during the Participant’s lifetime by the Participant or upon the death of the Participant by a transferee to whom the vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) or the right to convert the vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) into Common Stock has been transferred pursuant to Section 8 below.
8.Death of Participant. The Participant may designate, by written notice to the Company’s Secretary, a beneficiary or beneficiaries to whom any vested but unconverted portion of the SSARs, Earned SSARs or Acquirer SSARs (as applicable) shall be transferred upon the death of the Participant. In the absence of such designation, such vested but unconverted portion will be transferred to the Participant’s estate. No such transfer of the vested SSARs, Earned SSARs or Acquirer SSARs (as applicable), or the right to convert the vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) or any portion thereof into Common Stock, shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee deems necessary to establish the validity of such transfer or right to convert, and an agreement by the transferee, administrator, or executor (as applicable) to comply with all the terms of this Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with this grant.
9.Conversion of SSARs. Subject to Section 21 hereof, the SSARs, Earned SSARs or Acquirer SSARs (as applicable) may be converted into shares of Common Stock, in whole or in part, by the person then entitled to do so as to any vested portion by giving written notice of conversion to the attention of the Company’s Secretary and specifying the number of full shares of Common Stock with respect to which the vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) are being converted. No partial conversion of the vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) may be for less than ten (10) shares or multiples thereof. No fractional shares of Common Stock shall be issued by the Company in connection with the conversion of the vested SSARs, Earned SSARs or Acquirer SSARs (as applicable). In lieu of issuing fractional shares, the Company shall pay the Participant cash in an amount equal to the Fair Market Value of any fractional shares that the Participant may be entitled to receive upon the conversion hereof.
10.No Rights of Stockholder. Neither the Participant (nor any beneficiary or transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the shares of Common Stock issuable upon the conversion of the vested SSARs, Earned SSARs or Acquirer SSARs (as applicable), unless and until the shares of Common Stock are issued to the Participant. Except as expressly provided in Section 4 above or in the Plan, no adjustment to the SSARs, Earned SSARs or Acquirer SSARs (as applicable) shall be made for dividends or other rights for which the record date occurs prior to the date the certificates representing such shares of Common Stock are issued.
11.No Effect on Employment. Except as otherwise provided in the Employment Arrangement, the Participant’s employment with the Company and any Subsidiary is on an at-will basis only. Accordingly, subject to the terms of the Employment Arrangement, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any lawful reason whatsoever or for no reason, with or without Cause and with or without notice. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.
12.Transferability. Except as provided in Section 8 above or as otherwise permitted by the Plan, none of the SSARs, Earned SSARs or Acquirer SSARs (as applicable) may be transferred, directly or indirectly.
13.Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Subsidiary.
14.Maximum Term of SSARs. Notwithstanding any other provision of this Agreement, none of the SSARs, Earned SSARs or Acquirer SSARs (as applicable) are convertible into Common Stock after the Expiration Date.
15.Binding Agreement. Subject to the limitation on the transferability of the SSARs, Earned SSARs or Acquirer SSARs (as applicable) contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16.Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.
17.Governing Law/Jurisdiction. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to any conflict-of-law rule or principle that would give effect to the laws of another jurisdiction. Any dispute, controversy, or question of interpretation arising under, out of, in connection with, or in relation to this

Agreement or any amendments hereof, or any breach or default hereunder, shall be submitted to, and determined and settled by, litigation in the state or federal courts in Miami-Dade County, Florida. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any litigation in Miami-Dade County, Florida.
18.Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
19.Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.
20.Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
21.Taxes; Exercise Price. Prior to converting any vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) or exercising any vested substituted options, the Participant shall pay to the Company an amount determined by the Company to be sufficient to satisfy any applicable federal, state, local and foreign withholding or other taxes and, in the case of substituted options, the applicable exercise price. The Company or Participant may, at his or her option, permit the Participant or other person converting the vested SSARs, Earned SSARs or Acquirer SSARs (as applicable) or exercising the vested options to satisfy his or her obligations by surrendering to the Company a portion of the shares of Common Stock that the Participant or such person would otherwise be entitled to receive upon such conversion or exercise; provided, however, that, in the event the Participant elects to satisfy his or her obligations by surrendering a portion of such shares, such election shall be binding on the Company. Any acquisition of shares of Common Stock by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of the SSARs. Until such time as the Participant has satisfied the requirements of this Section 21, the Company shall have no obligation to effect a conversion of SSARs, Earned SSARs or Acquirer SSARs (as applicable) or exercise of substituted options hereunder.
22.Registration Statement. The Participant acknowledges and agrees that the Company has filed a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to register the shares of Common Stock under the 1933 Act. The Participant acknowledges receipt of the Prospectus prepared by the Company in connection with the Registration Statement. Prior to conversion of the vested SSARs or Earned SSARs (as applicable) into shares of Common Stock, or exercise of any substituted option, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities law.
23.Miscellaneous. This Agreement and the Plan constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. Amendments hereto shall be effective only if set forth in a written statement or contract, executed by a duly authorized member of the Committee. The Participant shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform the Participant’s obligations hereunder. This Agreement may be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
24.Section 409A
(a)    It is intended that the SSARs (including, for all purposes of this Section 24, the Earned SSARs and Acquirer SSARs) awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that (i) the compensation payable under each SSAR cannot be greater than the excess of the Fair Market Value of a share of Common Stock on the date the SSAR is exercised over the Conversion Price specified on the Grant Date, (ii) except as would not adversely affect the ability of the SSARs to be exempt from Section 409A, the Conversion Price for each SSAR can never be less than the Fair Market Value of a share of Common Stock on the Grant Date, and (iii) each SSAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SSAR. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Participant’s prior written consent if and to the extent that the Company believes that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A. In the event that either the Company or the Participant believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and the Participant shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic affect on the Participant and on the Company.
(b)    Notwithstanding the foregoing, the Company does not make any representation to the Participant that the SSARs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary for any tax, additional tax, interest or penalties that the Participant or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, that either is consented to by the Participant or that the Company reasonably believes should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A.
25.Stock Retention Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to retain ownership of half (50%) of the shares of Common Stock acquired by Participant hereunder (net of the number of shares of Common Stock which would need to be sold to satisfy any applicable taxes owed upon conversion), for a period of three (3) years after issuance of such shares of Common Stock (or until the Participant’s employment with, and services for, the Company and its Subsidiaries terminates, if earlier). The Participant agrees to comply with such policy, and any modifications thereof that may be adopted by the Committee from time to time. Notwithstanding the foregoing, such policy shall not apply following a Change of Control to any Common Stock acquired by the Participant hereunder.
26.Stock Ownership Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to own a multiple of the Participant’s base salary, determined by leadership level, in Common Stock. The Participant agrees to comply with such policy and any modifications thereof that may be adopted by the Committee from time to time. Notwithstanding the foregoing, such policy shall not apply following a Change of Control to any Common Stock acquired by the Participant hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.
WORLD FUEL SERVICES CORPORATION

By:
Name: Ira M. Birns
Title: Executive Vice President and Chief Executive Officer

PARTICIPANT

Signature:
Name: Michael J. Kasbar

SCHEDULE A
Initial Hurdle and Performance Goal

The Company’s consolidated gross profit for the 2017 fiscal year must be equal to or greater than 75% of the Company’s consolidated gross profit for the 2016 fiscal year (the “Initial Hurdle”).

Once the Initial Hurdle is satisfied, and subject to the terms and conditions set forth in this Agreement (of which this Schedule constitutes a part), the Committee will determine whether the SSARs will convert to Earned SSARs based on the achievement of the Performance Goal during the Measurement Period.

The Measurement Period is the one-year period that begins on January 1, 2017 and ends on December 31, 2017.

Whether SSARs shall become Earned SSARs shall be determined based on whether the Company’s earnings per share (“EPS”) equals or is greater than $2.46 based on cumulative EPS at the end of the one-year Measurement Period (the “Performance Goal”), calculated in accordance with generally accepted accounting principles with such adjustments as may be determined by the Committee.